Exhibit 99.1

September 13, 2010

Company Press Release

Source:	Otix Global, Inc.

Contact:	Sam Westover	Michael Halloran
	Chairman and CEO	Vice President and CFO
	(801) 312-1700	(801) 312-1717

Otix Global, Inc. to Discontinue German Operations

Salt Lake City, Utah, September 13, 2010 -- Otix Global, Inc. (Otix) (NASDAQ: OTIX), a leading provider of hearing care services and solutions today announced that it has decided to discontinue its operations in Germany as of September 14, 2010.  In explaining this decision, Sam Westover, Chairman and CEO of Otix stated, “the regulatory obstacles in Germany have dramatically impacted the feasibility and stability of our business and, as a result, we have made the decision to discontinue our operations.”

ABOUT OTIX GLOBAL:

Otix Global designs, develops, manufactures and markets advanced digital hearing aids designed to provide the highest levels of satisfaction for hearing impaired consumers.

This press release contains "forward-looking statements" as defined under securities laws. Actual results may differ materially and adversely from those described herein depending on a number of factors but not limited to, the following risks: the merger with William Demant Holding A/S (WDH) may not be approved by our shareholders or the applicable governmental agencies; we may fail to receive the requisite number of votes or proxies from our shareholders to obtain a quorum; the merger agreement may be terminated according to its terms prior to the finalization of the merger; the announcement of the pending merger with WDH may have a significant and deleterious effect on our business; deterioration of economic conditions could harm our business; we have a history of losses and negative cash flow; we face aggressive competition in our business, and if we do not compete effectively our net sales and operating results will suffer; our financial results may fluctuate significantly, which may cause our stock price to decline; we have made a number of acquisitions and could make additional acquisitions, which could be difficult to integrate, disrupt our existing business, dilute the equity of our shareholders, harm our operating results, and create tension within our existing customer bases; if we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud, and as a result, current and potential stockholders could lose confidence in our financial reporting, which could harm our business and the trading price of our common stock; the loss of any large customer or a reduction in orders from any large customer or buying groups could reduce our net sales and harm our operating results; we rely on several suppliers and contractors, and our business will be seriously harmed if these suppliers and contractors are not able to meet our requirements; we have high levels of product returns, remakes and repairs, and our net sales and operating results will be lower if these levels increase; if we fail to develop new and innovative products, our competitive position will suffer, and if our new products are not well accepted, our net sales and operating results will suffer; because of the complexity of our products, there may be undiscovered errors or defects that could harm our business or reputation; if we are subject to litigation and infringement claims, they could be costly and disrupt our business; we may be unable to adequately protect or enforce our proprietary technology, which may result in its unauthorized use or reduced sales or otherwise reduce our ability to compete; we are dependent on international operations, which exposes us to a variety of risks, that could result in lower sales and operating results; complications may result from hearing aid use, and we may incur significant expense if we are sued for product liability; if we fail to comply with Food and Drug Administration regulations or various sales-related laws, we may suffer fines, injunctions or other penalties; there may be sales of our stock by our directors and officers, and these sales could cause our stock price to fall; and we could default on our debt covenant on our line of credit. For additional information regarding the risks inherent in our business, please see "Factors That May Affect Future Performance" included in our Annual Report on Form 10-K for the year ended December 31, 2009, and Form 10-Qs for the quarters ended March 31, 2010 and June 30, 2010 as filed with the Securities and Exchange Commission.

We undertake no obligation to revise our forward-looking statements to reflect events or circumstances after the date hereof as a result of new information, future events or otherwise.

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